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                                                                    EXHIBIT 99.3

                            CERTIFICATION AND CONSENT



I, GEORGE I. MARGARONIS, hereby certify to FreeSeas Inc., a corporation formed under the laws of the Republic of the Marshall Islands (the "Company"), as follows:

         1. I previously received a copy of the preliminary Joint Proxy Statement/Prospectus for the Company's Special Meeting of Shareholders to be held as described in the Joint Proxy Statement/Prospectus (the "Proxy Statement") and previously consented to being named in the Proxy Statement as a nominee for appointment as a director of the Company upon consummation of the merger described in the Proxy Statement.

         2. I have received a copy of Amendment No. 3 to the Proxy Statement on Form F-1 ("Amendment No. 3").

         3. I understand that I have been named in Amendment No. 3 as a nominee for appointment as a director of the Company upon consummation of the merger described in Amendment No. 3, and I hereby consent to being named as such therein and in any further amendment to the Proxy Statement and in the definitive Proxy Statement to be delivered to the stockholders of Trinity Partners Acquisition Company, Inc.

         4. I hereby consent to serve as a director of the Company if appointed.

         IN WITNESS WHEREOF, I have executed this Certification and Consent this 7th day of November, 2005.







                                                     /s/ GEORGE I. MARGARONIS
                                                     ---------------------------
                                                     GEORGE I. MARGARONIS